EXHIBIT (21)

                           SUBSIDIARIES OF OSMONICS, INC.

            Percentage
            Ownership

              100%  VAPONICS, INC.               A Massachusetts Corp.

              100%  AQUA MEDIA INTERNATIONAL     A Delaware Corporation

              100%  PORETICS CORPORATION         A Delaware Corporation

              100%  OSMONICS ASIA/PACIFIC LTD.   A Hong Kong Corporation

              100%  OSMONICS EUROPA, S.A.        A Switzerland Corp.

              100%  OSMONICS INTERNATIONAL LTD.  A Jamaica Corporation

              100%  OSMONICS INTERNATIONAL, INC. A Minnesota Corporation

              100%  OZONE RESEARCH &
                    EQUIPMENT CORP.              An Arizona Corporation

              100%  GHIA, INC.                   A Nevada Corporation

              100%  AUTOTROL CORPORATION         A Wisconsin Corporation

              100%  NIPPON OSMONICS LTD.         A Japan Corporation

              100%  AUTOTROL S.A.                A France Corporation

              100%  OSMONICS INT'L SALES CORP.   A Virgin Is. Corp.

              100%  MICROL SYSTEMS, LTD.         An England Corporation

              100%  PETECO CORPORATION           A Minnesota Corporation

              100%  DESALINATION SYSTEMS, INC.   A California Corp.

              100%  DESALINATION SYSTEMS
                    INTERNATIONAL INC.           A Virgin Islands Corp.

               50%  NIPPON AUTOTROL K.K.         A Japan Corporation

              100%  AQUAMATIC, INC.              A Delaware Corporation